Exhibit 99.1

CryoMass Signs $10.2 Million Multi-State License Agreement

Company Poised for Tremendous Market Growth Throughout 2023 and Beyond

January 18, 2023 07:10 ET | Source: Cryomass Technologies

DENVER, Jan. 18, 2023 (GLOBE NEWSWIRE) -- CryoMass Technologies Inc. (the “Company” or “CryoMass”) (OTCQX: CRYM) is pleased to announce the signing of a multi-state license agreement with California-based RedTape Core Partners LLC (“RedTape”) following the successful market launch of the Company’s patented cryogenic Trichrome Separation system.

On December 12th, 2022, CryoMass delivered the Company’s first Trichome Separation unit to RedTape’s Coastal Refinement Solutions cannabis extraction and processing center in Monterrey, California, and continued intensive beta testing of its high-volume, continuous throughput, biomass processing system. The results of this testing have demonstrated that the patented CryoMass process is truly revolutionary.

CryoMass’ Trichome Separation system installation in California.

CryoMass patented solventless liquid nitrogen processing system enables processors to substantially reduce the number of steps in the pre- and post-extraction processes, which translates into important efficiencies and cost savings of up to 30-40%. The process results in an output of superior purity that captures practically all the active compounds present in the biomass at the time of harvest.

Up to now, there has not been any viable process that have performed extraction directly from trichomes on a commercial scale because the technology to separate trichomes from biomass on a large scale simply did not exist. We are identifying post-processing methods of extraction from trichomes that have never been used or even been tested by the industry, that are much more efficient and less costly than existing extraction methods.

Teams at both RedTape and CryoMass have been busy focusing on identifying and testing the best post-processing procedures to get the separated trichomes to a final product more efficiently and the results we are seeing are extremely encouraging.

Under the terms of a multi-state license agreement, RedTape agreed on the terms to license the patented process and deploy 12 Trichome Separation systems for a total upfront investment of US$10.2 million payable in installments to CryoMass throughout 2023. CryoMass has agreed to deliver the units to RedTape according to a schedule that extends over 24 months. In addition to the installments, RedTape will pay CryoMass 50% of all net revenue generated by the units over the life of the agreement.

The license agreement grants RedTape the exclusive right, subject to agreed-upon distribution and licensing milestones, to distribute the Trichome Separation units and develop the hemp and cannabis processing and extraction markets with CryoMass in states where RedTape has extensive affiliate business operations and alliances. The five states covered by the agreement are California, New York, New Jersey, Florida and Pennsylvania.

CryoMass Director and CEO Christian Noël stated, “Over the course of the past several months, we have taken important steps to improve the operational efficiency of our technology. Although the decision caused delays in our initially forecasted product release timeline, we are now confident our long-term manufacturing capabilities will prove to be resistant to supply chain delays and disruptions. This should translate into a more controllable production environment that’s scalable to market demand.”

Noël added, “RedTape was selected for their detailed understanding of the CryoMass process and their ability to convey their understanding to other processing facilities in their vast network of business alliances within these key states. RedTape’s Monterrey-based team at Coastal Refinement Solutions possesses tremendous processing and extraction expertise that should prove to be extremely valuable for us both in terms of advancing and fine-tuning our technology and in rapidly expanding our US market licensing network. We are extremely optimistic about what lies ahead for us in 2023 and beyond. We are now ready.”

RedTape Director and CEO Michael Tanzer stated, “This technology is a prime example of invaluable intellectual property developed within the cannabis industry that stands to substantially benefit other consumers and markets. CryoMass’ process accomplishes an extremely difficult feat of separating a tiny fragile trichome from a fresh wet flower at scale. We are honored to work alongside CryoMass’ sophisticated executive and engineering teams to help further advance this revolutionary process by making this technology available to farmers and processors throughout the United States. We couldn’t be more excited about this partnership because when a group of this many good people come together you know something great is about to happen!”

About RedTape

RedTape Core Partners LLC develops, accelerates and invests in startups in the US Cannabis industry. The company’s vertically integrated portfolio consists of licensed manufacturing and retail operations, as well as proprietary software and hardware companies that work synergistically as a supply chain. The RedTape ecosystem utilizes WebJoint’s ecommerce software to power its delivery service Lakeside Remedy’s which is the largest retailer of its brand CaliStripe Concentrates that are stored in Curidor’s climate-controlled systems to preserve terpene content. RedTape’s ecosystem has an annual gross market value that is more than $100 million across 500 000+ consumers throughout California, New York, New Mexico, Michigan, Massachusetts and Utah.

About CryoMass

CryoMass Technologies Inc. designs, manufactures and licenses field-mobile equipment for the handling of harvested cannabis, hemp and other high-value plant material. The company owns patented technology that utilizes liquid nitrogen to fully separate, collect and protect the high-value compounds from the harvested plant. Building on that technology, the company has designed and built its first Trichome Separation unit. CryoMass’ patented liquid nitrogen Trichome Separation system is optimized for the rapid capture of fully intact cannabis and hemp trichomes, as well as terpenes. The system empowers processors to operate more efficiently by reducing the number of steps in the pre- and post-extraction processes which translates into important cost savings. The process results in a purity processed end product that captures practically all the active compounds present in the biomass at the time of harvest. The resulting CryoSift (trichomes) can be warehoused for extended periods, or further processed into consumer products. The company believes that efficiencies delivered by the system will trigger industry-wide changes in the handling and processing of harvested cannabis and hemp. It also is exploring the application of the underlying technology to a broad range of industries that handle high-value materials that could benefit from precision capture methods.

The common stock of CryoMass Technologies Inc. trades on the OTC QX market under the symbol CRYM.

For further information, please contact the Company by email at investors@cryomass.com or by telephone at 303-222-8092.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factor.

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